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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the SMC Cash Accumulation Plan of SCPIE Holdings Inc. and to the incorporation by reference therein of our report dated February 22, 1999, with respect to the consolidated financial statements and schedule of SCPIE Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                              /s/ ERNST & YOUNG LLP

Los Angeles, California
November 16, 1999